RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GALAXY NUTRITIONAL FOODS, INC.

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It is hereby certified that:

     1. The present name of the corporation is GALAXY NUTRITIONAL FOODS, INC. (the "Corporation"). The name under which the Corporation was originally incorporated is Galaxy Cheese Company; and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is May 14, 1987.

     2. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and without further amendments herein, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of GALAXY NUTRITIONAL FOODS, INC. without any further amendments and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     3. The restatement herein certified has been duly adopted by the Board of Directors in accordance with the Certificate of Incorporation and the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of the Corporation, as restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                                    "RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GALAXY NUTRITIONAL FOODS, INC.

--------------------------------------------------------------------------------

     FIRST.  The name of the  Corporation  shall be "Galaxy  Nutritional  Foods,
Inc."

     SECOND.The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.The maximum number of shares of all classes of stock which this Corporation is authorized to issue is 86,000,000 shares, consisting of 85,000,000 shares of Common Stock with a par value of One Cent ($.01) per share and 1,000,000 shares of Preferred Stock with a par value of ($.01) per share.

     A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

     A.   PREFERRED STOCK
          ---------------

     The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     The board of directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;
(iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

     1. NUMBER OF SHARES. Of the 1,000,000 shares of authorized but undesignated Preferred Stock of the Corporation, 200,000 shares shall be designated and known as shares of Series A Preferred Stock. Any shares of Series A Preferred Stock repurchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series.

     2. RANK. The Series A Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank senior and prior in right to the Common Stock and any other equity interests (including, without limitation, other classes of preferred stock, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation that by its terms rank junior to the Series A Preferred Stock (all of such classes or series of capital stock and other equity interests are collectively referred to as "Junior Securities").

     3. DIVIDENDS.

     (a) 10% DIVIDENDS. For the first twelve (12) months after the date on which the shares of Series A Preferred Stock are issued (the "Original Issue Date"), the holders of the Series A Preferred Stock shall be entitled to receive a stock dividend at an annual rate per share equal to ten percent (10%)(the "10% Dividends") of the shares of Series A Preferred Stock held by such holders, payable in shares of Series A Preferred Stock on each three-month anniversary of the Original Issue Date.

     (b) 8% DIVIDENDS. Beginning one year after the Original Issue Date, the holders of Series A Preferred Stock shall be entitled to receive cumulative annual dividends at an annual rate per share equal to eight percent (8%)(the "8% Dividends") of the Series A Preference Amount per share (as defined in Section 4(a) hereof), payable on the 15th month anniversary of the Original Issue Date and each three month anniversary thereafter (each, a "Quarterly Dividend Date"). The Corporation, at its option, must pay each 8% dividend either (A) in cash on each Quarterly Dividend Date (or other payment date), or (B) in shares of Series A Preferred Stock (for which the shares of Common Stock issuable upon conversion thereof have been registered for resale under the Securities Act of 1933, as amended) valued at the Conversion Price on the applicable dividend date.

     The 10% Dividends and the 8% Dividends are referred to herein collectively as the "Series A Dividends." The Series A Dividends shall be deemed to accrue on the Series A Preferred Stock and be cumulative, whether or not earned or declared and payable to the extent of funds or securities, as the case may be, of the Corporation legally available for the payment of dividends. The amount of the Series A Dividends shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock. Any accrued Series A Dividends shall become payable upon any conversion or redemption of the shares of Series A Preferred Stock.

     4. LIQUIDATION.

     (a) Upon the occurrence of any Liquidating Event (as defined below), each holder of Series A Preferred Stock then outstanding shall be paid, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Common Stock or Junior Securities, an amount per share equal to $48.18, plus all accrued dividends that are then unpaid for each share of Series A Preferred Stock then held by them (the "Series A Preference Amount"), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares.

     (b) Written notice of any such Liquidating Event stating a payment date, the place where such payment shall be made, the amount of each payment in liquidation and the amount of dividends to be paid shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to each holder of record of the Series A Preferred Stock at such holder's address as shown in the records of the Corporation, provided that any holder of Preferred Stock may convert its shares of Preferred Stock to Common Stock during such period at any time prior to the payment date stated in such notice. If upon the occurrence of a Liquidating Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred Stock the full Series A Preference Amount to which they shall be entitled, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets (so that each holder receives the same percentage of the Series A Preference Amount per share). After payment has been made to the holders of the Series A Preferred Stock of the full Series A Preference Amount to which they shall be entitled as aforesaid, any remaining assets shall be distributed ratably among the holders of the Corporation's Common Stock, Series A Preferred Stock and other Junior Securities as if such shares of Series A Preferred Stock had been converted voluntarily into Common Stock immediately prior to such Liquidating Event.

     (c) A "Liquidating Event" shall mean (i) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation to, or a merger or consolidation into, an entity that is not controlled, directly or indirectly, by the stockholders of the Corporation; for purposes of this definition, "control" shall mean ownership of more than 50% of the voting power of an entity; PROVIDED, HOWEVER, if the holders of a majority of the shares of Series A Preferred Stock so elect by giving written notice to the Corporation before the effective date of a merger or consolidation that would otherwise be a Liquidating Event as defined herein, such merger or consolidation shall not be deemed a Liquidating Event and the provisions of Section 6(h) shall apply. Upon the occurrence of any Liquidating Event that would involve the distribution of assets other than cash with respect to the outstanding shares of Series A Preferred Stock, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution determined as follows:

          (i) Securities not subject to an investment letter or other similar restriction on free marketability:

               (A) If traded on a securities exchange or on the Nasdaq SmallCap Market or the Nasdaq National Market System or if actively traded over-the-counter, the value shall be deemed to be the Market Price (as defined in Section 6(b) hereof) of the securities as of the date of valuation.

               (B) If there is no such active public market for the securities, the value shall be the Fair Market Value (as defined below) of the securities. Fair Market Value of any asset (including a security) means the fair market value thereof as determined in good faith by the Board of Directors of the Corporation.

          (ii) For securities for which there is an active public market but which are subject to an investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the Market Price thereof.

          (iii) For all other securities, the value shall be the Fair Market Value thereof.

     5. PROTECTIVE PROVISIONS. In addition to any other rights provided by law or as set forth in this FOURTH Article, so long as at least 25% of the shares of Series A Preferred Stock ever issued is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty percent (60%) of the then-outstanding shares of the Series A Preferred Stock affected by such action:

     (a) take any action that materially and adversely alters or changes the powers, rights, preferences or privileges of the Series A Preferred Stock;

     (b) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend (except dividends payable in Common Stock or preferred stock) with respect to, any share or shares of capital stock, except as required or permitted hereunder with respect to Series A Preferred Stock and except for repurchasing shares of Common Stock from employees or consultants of the Corporation at the original purchase price thereof pursuant to vesting agreements approved by the Board of Directors;

     (c) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock (except as required or permitted under the terms of the Purchase Agreement);

     (d) authorize or issue, or obligate itself to authorize or issue, any equity or debt security on a parity with or having preference or priority over the Series A Preferred Stock as to liquidation preferences, redemption rights, dividend rights, or otherwise; provided, however, that this provision shall not apply to, and stockholder consent pursuant to this Section shall not be required for: (A) debt securities representing up to $3,000,000 in indebtedness incurred by the Corporation after April 5, 2001; (B) trade payables incurred in the ordinary course; and (C) refinancing of existing indebtedness owed to Finova Capital and South Trust Bank (but only to the extent such refinancing is in the form of non-convertible debt);

     (e)  consent  to  any  liquidation,   dissolution  or  winding  up  of  the
Corporation; or

     (f) amend, restate, modify or alter the Bylaws of the Corporation in any way which adversely affects the rights of the holders of the Series A Preferred Stock.

     For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over, or on a parity with, Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely such series.

     6. CONVERSION RIGHTS. The holders of Series A Preferred Stock shall have the following conversion rights:

     (a) RIGHT TO CONVERT.

          (i) Subject to the terms, conditions, and restrictions of Sections 6 and 7 hereof, at any time after the Original Issue Date the holder of any shares of Series A Preferred Stock shall have the right to convert each whole share of Series A Preferred Stock into that number of fully paid and nonassessable shares of Common Stock at the Conversion Rate (as defined below).

          (ii) Anything in Subsection 6(a)(i) to the contrary notwithstanding, in no event shall any holder be entitled to convert Series A Preferred Stock in excess of that number of shares of Series A Preferred Stock that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its "AFFILIATES" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT")) to exceed 9.99% of the outstanding shares of the Common Stock following such conversion. For purposes of this Subsection, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination is being made, but shall exclude the number of shares of Common Stock that would be issuable upon (i) conversion of the remaining, nonconverted Series A Preferred Stock beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Subsection 6(a)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). For purposes of this Subsection, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any holder, the Corporation shall immediately confirm orally and in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Series A Preferred Stock by such holder since the date as of which such number of outstanding shares of Common Stock was reported. To the extent that the limitation contained in this Subsection 6(a)(ii) applies, the determination of whether shares of Series A Preferred Stock are convertible (in relation to other securities owned by a holder) and of which shares of Series A Preferred Stock are convertible shall be in the sole discretion of such holder, and the submission of shares of Series A Preferred Stock for conversion shall be deemed to be such holder's determination that such shares of Series A Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation or right to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to convert such shares of Series A Preferred Stock at such time as such conversion will not violate the provisions of this Subsection. A holder of Series A Preferred Stock may waive the provisions of this Subsection 6(a)(ii) as to itself (and solely as to itself) upon not less than 61 days' prior notice to the Corporation, and the provisions of this Subsection 6(b)(ii) shall continue to apply until such 61st day (or such later date as may be specified in such notice of waiver). No conversion in violation of this Subsection 6(b)(ii), but otherwise in accordance with this FOURTH Article, shall affect the status of the Common Stock issued upon such conversion as validly issued, fully paid and nonassessable.

     (b) CONVERSION RATE AND OTHER DEFINITIONS. Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time after the issuance of such share, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted (the "Series A Conversion Rate" or the "Conversion Rate") shall be determined by dividing the Series A Preference Amount by the Conversion Price (determined as hereinafter provided) in effect at the time of the conversion.

     For purposes of this FOURTH Article, the following terms shall have the following meanings:

     "MARKET PRICE" means the average Closing Bid Price of the Common Stock on the Principal Market for the five (5) Trading Days prior to the date for which the Market Price is to be determined.

     "CLOSING BID PRICE" or "CLOSING ASK PRICE" means, for any security as of any date, the last closing bid or ask price, as the case may be, for such security on the Principal

Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid or ask price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid or ask price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid or ask price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid or ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price or Closing Ask Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price or Closing Ask Price of such security on such date shall be the fair market value as determined in good faith by Board of Directors of the Corporation.

     "CONVERSION PRICE" means, as of any Conversion Date or other date of determination, the lower of (x) $5.10, (y) the Market Price on the Original Issue Date or (z) 95% of the average of the two (2) lowest Closing Bid Prices on the Principal Market of the Common Stock out of the fifteen (15) Trading Days immediately prior to conversion, which Conversion Price shall be adjusted proportionately for any reorganizations, reclassifications, stock splits, stock dividends, reverse stock splits and similar events; provided, however, that the Conversion Price will not be lower than the Floor Price, if applicable.

     "FLOOR PRICE" means $3.10 for the conversion of a share of Series A Preferred Stock effected at any time after the Original Issue Date; provided, however, that if:

     (A) the Conversion Price, as calculated herein without regard to Floor Price, for any thirty (30) Trading Days, whether or not consecutive, after the Original Issue Date is below the Floor Price, then the Floor Price shall thereafter not apply with respect to any subsequent conversions of up to one-third (1/3rd) of the total number of shares of Series A Preferred Stock originally purchased under the Purchase Agreement; provided, however, that the Corporation shall first be given the opportunity to redeem such shares pursuant to Section 8(b) hereof;

     (B) the Conversion Price, as calculated herein without regard to Floor Price, for any sixty (60) Trading Days, whether or not consecutive, after the Original Issue Date is below the Floor Price, then the Floor Price shall thereafter not apply with respect to any subsequent conversions of up to two-thirds (2/3rds) of the total number of shares of Series A Preferred Stock originally purchased under the Purchase Agreement (less any shares previously converted or redeemed hereunder); provided, however, that the Corporation shall first be given the opportunity to redeem such shares pursuant to Section 8(b) hereof; and

     (C) the Conversion Price, as calculated herein without regard to Floor Price, for any ninety (90) Trading Days, whether or not consecutive, after the Original Issue Date is below the Floor Price, then the Floor Price shall thereafter not apply with respect to any subsequent conversions of any and all remaining shares of

Series A Preferred Stock held; provided, however, that the Corporation shall first be given the opportunity to redeem such shares pursuant to Section 8(b) hereof.

     "PRINCIPAL MARKET" means the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, or the Nasdaq Smallcap Market, whichever is at the applicable time the principal trading exchange or market for the Common Stock, based upon share volume.

     "TRADING DAY" means any day during which the Principal Market shall be open for business.


     (c) CONVERSION NOTICE. A holder of Series A Preferred Stock may exercise its conversion right by giving a written conversion notice in the form of Exhibit A hereto (the "CONVERSION NOTICE") to the Corporation (x) by facsimile confirmed by a telephone call or (y) by registered mail or overnight delivery service, with a copy by facsimile to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such holder's shares of Series A Preferred Stock, such holder shall also surrender the certificate or certificates representing the shares so to be converted (the "PREFERRED STOCK CERTIFICATES") to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice.

     (d) ISSUANCE OF CERTIFICATES.

          (i) Promptly, but in no event more than four (4) Trading Days, after the receipt of the Conversion Notice referred to in Section 6(c) and surrender of the Preferred Stock Certificates (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted. In the alternative, if the Corporation's transfer agent is a participant in the electronic book transfer program, the transfer agent shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified in such Conversion Notice, which must be during the calendar day of such notice. The rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws.

          (ii) The Corporation understands that a delay in the issuance of the shares of Common Stock beyond four (4) Trading Days after the Conversion Date could result in economic loss to the holder of shares of Series A Preferred Stock. As compensation to the holder for such loss, the Corporation agrees to pay liquidated damages to such holder per day of delay in the amount of 0.2% of the product of (1) the number of shares of Common Stock for which certificates have not been properly delivered and (2) the highest Market Price during the delay period. The Corporation shall make all payments due under this Subsection 6(d)(ii) in immediately available funds upon demand. Nothing herein shall limit a holder's right to pursue injunctive relief and/or actual damages for the Corporation's failure to issue and deliver Common Stock to such holder as required by Subsection 6(d)(i), including, without limitation, such holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to such holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within six (6) Trading Days after the Conversion Date, such holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that holder shall retain the right to receive both the late payment amounts set forth above plus the actual cost of any "buy-in."

          (iii) If, at any time (a) the Corporation challenges, disputes or denies the right of a holder to effect the conversion of the Series A Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice properly delivered in accordance with this Section 6 or (b) any third party who is not and has never been an affiliate of a holder obtains a judgment or order from any court or public or governmental authority that denies, enjoins, limits, modifies, or delays the right of such holder to effect the conversion of the Series A Preferred Stock into Common Stock, then such holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series A Preferred Stock at a price equal to the closing sale price of the Common Stock on the date immediately prior to the date on which such notice is given. Under any of the circumstances set forth above, the Corporation shall indemnify the holder against and hold it harmless from, and be responsible for the payment of, all costs and expenses of the holder, including its reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of such holder). The Corporation shall not refuse to honor any Conversion Notice unless its has actually been enjoined by a court of competent jurisdiction from doing so, and if so enjoined, the Corporation shall post with such court a performance bond equal to 125% of the aggregate Market Price multiplied by the number of shares sought to be converted by the holder that are the subject of such injunction.

          (iv) The holders of Series A Preferred Stock shall be entitled to exercise their conversion privilege notwithstanding the commencement of any case under 11 U.S.C.ss.101 ET SEQ. (the "BANKRUPTCY CODE"). The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.ss. 362 in respect of the holder's conversion privilege, if it becomes a debtor under the Bankruptcy Code. The Corporation agrees to take or consent to any and all action necessary to effectuate relief under 11 U.S.C.ss.362 without cost or expense to the holder.

     (e) FRACTIONAL SHARES. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share.

     (f) ISSUANCE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than of the holder of Series A Preferred Stock which is being converted.

     (g) REORGANIZATIONS, RECLASSIFICATIONS, ETC. If the Common Stock issuable upon the conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 7(a)), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change.

     (h) MERGERS, CONSOLIDATIONS, SALE OF ASSETS. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale treated as a Liquidating Event pursuant to Section 4 above), each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property that a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of Sections 6 and 7 with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in Sections 6 and 7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred Stock. In lieu of electing to receive the foregoing rights, the holders of a majority of the Series A Preferred Stock may instead exercise their redemption rights under Section 8 hereof.

     (i) NO IMPAIRMENT. The Corporation will not, by amendment of the Amended Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of Sections 6 and 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     (j) LIMITATION ON NUMBER OF CONVERSION SHARES. Notwithstanding any other provision herein, the Corporation shall not be obligated to issue any shares of Common Stock upon conversion of the Series A Preferred Stock if and to the extent the issuance of such shares of Common Stock would exceed the number of shares (the "EXCHANGE CAP") then permitted to be issued without violation of the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Corporation (i) obtains the approval of its stockholders as required by applicable rules and regulations of the Principal Market for issuances of Common Stock in excess of the Exchange Cap, (ii) obtains a written opinion issued to the Corporation and the holders of Series A Preferred Stock from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the holders of sixty-six and two-thirds percent (66-2/3%) of the shares of Series A Preferred Stock then outstanding, or (iii) is no longer listed on the Principal Market at such time. If and to the extent the Exchange Cap applies, no original purchaser of Series A Preferred Stock (collectively, the "INVESTORS") shall be issued, upon conversion of Series A Preferred Stock, shares of Common Stock in an amount greater than the product of (x) the Exchange Cap amount multiplied by (y) a fraction, the numerator of which is the number of shares of Series A Preferred Stock originally issued to such Investor and the denominator of which is the aggregate amount of all the Series A Preferred Stock issued to the Investors (the "CAP ALLOCATION AMOUNT"). In the event that any Investor shall sell or otherwise transfer any of such Investor's Series A Preferred Stock, the transferee shall be allocated a pro rata portion of such Investor's Cap Allocation Amount. In the event that any holder of Series A Preferred Stock shall convert all of such holder's Series A Preferred Stock into a number of shares of Common Stock that, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the Cap Allocation Amounts of the remaining holders of Series A Preferred Stock on a pro rata basis in proportion to the number of Series A Preferred Stock then held by each such holder.

     7. ADJUSTMENT OF CONVERSION RATE. The Series A Conversion Rate from time to time in effect shall be subject to adjustment from time to time as follows.

     (a) STOCK SPLITS, DIVIDENDS AND COMBINATIONS. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock or shall issue a dividend in Common Stock on its outstanding Common Stock, the Conversion Rate in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Conversion Rate in effect immediately prior to such combination shall be proportionately increased, concurrently with the effectiveness of such subdivision, dividend or combination, as the case may be.

     (b) NONCASH DIVIDENDS, STOCK PURCHASE RIGHTS, CAPITAL REORGANIZATIONS AND DISSOLUTIONS. In case:

          (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution, payable otherwise than in cash; or

          (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

          (iii)   of   any   capital    reorganization   of   the   Corporation,
     reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another Corporation that is not a Liquidating Event or conveyance of all or substantially all of the assets of the Corporation to another Corporation that is not a Liquidating Event (an "Organic Change");

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Series A Preferred Stock, if any, and to the holders of record of the outstanding Series A Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights or (B) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. In addition, prior to the Organic Change, the Corporation will make appropriate provision to insure that each of the holders of the Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had all of such holder's Series A Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Corporation will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 7(b) will thereafter be applicable to the Series A Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (c) ISSUANCES AT LESS THAN THE CONVERSION PRICE. So long as any shares of Series A Preferred Stock remain outstanding (the "MFN Period"), upon the issuance or sale by the Corporation of:

          (i) Common Stock for a Per Share Selling Price less than any Conversion Price in effect immediately prior to the time of such issue or sale; or

          (ii) any Stock Purchase Rights where the Per Share Selling Price for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than any Conversion Price in effect immediately prior to the time of the issue or sale of such Stock Purchase Rights; or

          (iii) any Convertible Securities where the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than any Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities;

other than an issuance of Common Stock pursuant to Sections 7(a) or 7(f) hereof (any such issuance shall be referred to hereinafter as a "Dilutive Issuance"), then forthwith upon such issue or sale, such applicable Conversion Price shall be reduced to such lower Per Share Selling Price.

     Notwithstanding the foregoing, no Conversion Price shall at such time be reduced if such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

     (d) For purposes of this Section 7, the following provisions will be applicable:

          (i) "Convertible Securities" shall mean evidences of indebtedness, shares of stock (including, without limitation, the Series A Preferred Stock) or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

          (ii) "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

          (iii) Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

          (iv) The term "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock. In the event the Corporation in connection with such transaction pays a fee in excess of 6%, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale in a capital raising transaction of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Corporation is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the excess fee amount, if any, as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, each over the life of such securities.

          (v) "Variable Rate Transaction" means a transaction in which the Corporation issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock, or (b) any securities of the Corporation issued or issuable pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Corporation which are registered for resale pursuant to the Securities Act.

          (vi) "MFN Transaction" means a transaction in which the Corporation issues or sells any equity securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the "New Investor") the right to receive additional shares based upon future equity raising transactions of the Corporation on terms more favorable than those granted to the New Investor in the New Offering.

          (vii) DETERMINATION OF CONSIDERATION. The "consideration actually received" by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

               (A) CASH PAYMENT. In the case of cash, the net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale;

               (B) NONCASH PAYMENT. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair market value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the holders of a majority of shares of Series A Preferred Stock.; and

               (C) STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. The total consideration, if any, received by the Corporation as consideration for the issuance of the Stock

Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

     (e) READJUSTMENT OF CONVERSION RATE. In the event of any change in (i) the consideration, if any, payable upon exercise of any Stock Purchase Rights or upon the conversion or exchange of any Convertible Securities or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the applicable Conversion Rate as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Rate that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the applicable Conversion Rate then in effect shall forthwith be increased to the Conversion Rate that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Rate pursuant to this Subsection 7(e) shall (i) increase the applicable Conversion Rate by an amount in excess of the adjustment originally made to the Conversion Rate in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any adjustment to the amount paid or number of shares of Common Stock received by any holder of Preferred Stock upon any conversion of any share of Preferred Stock prior to the date upon which such readjustment to the Conversion Rate shall occur.

     (f) EXCLUSIONS. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Conversion Rate in the case of (i) the issuance or sale of options, or the shares of stock issuable upon exercise of such options, to purchase shares of Common Stock to directors, officers, employees or consultants of the Corporation pursuant to stock options or stock purchase plans or agreements in existence on Aprl 5, 2001, whether "qualified" for tax purposes or not, pursuant to plans or arrangements approved by the Board of Directors or stockholders, (ii) the issuance of Common Stock pursuant to warrants outstanding as of April 5, 2001;
(iii) the issuance of Common Stock upon conversion of the Series A Preferred Stock; and (iv) the issuance of equity or debt securities to finance a redemption of Series A Preferred Stock (but only if all shares of Series A Preferred Stock are in fact promptly redeemed with the proceeds thereof pursuant to the terms of this FOURTH Article). The issuances or sales described in the preceding clauses (i), (ii) (iii) and (iv) shall be ignored for purposes of calculating any adjustment to the Conversion Rate.

     (g) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Series A Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written notice at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the applicable Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's shares.

     8. REDEMPTION.

     (a) REDEMPTION AT THE OPTION OF THE HOLDERS OF SERIES A PREFERRED STOCK.

          (i) Upon the occurrence of any of the following events (each a "Redemption Event"), the holders of Series A Preferred Stock shall have the right to have the Corporation redeem their shares of Series A Preferred Stock pursuant to this Section 8(a) (provided, the Corporation shall have 20 days to cure any default under subsections (F), (G), (H), (I) and (J) below from the date it receives notice thereof):

               (A) the fourth (4th) anniversary of the Original Issue Date;

               (B) a consolidation or merger of the Corporation with or into another entity or the sale of all or substantially all of the assets of the Corporation to another entity (other than a consolidation, merger or sale treated as a Liquidating Event pursuant to Section 4 above)(a "Sale Transaction");

               (C) After the Effective Date of any Registration Statement, the inability for 30 or more days (whether or not consecutive) of any holder of Securities to sell any Securities pursuant to the Registration Statement as a direct or indirect result of any action or omission of the Corporation in breach of the Registration Rights Agreement dated April 6TH, 2001 by and between the Corporation and the original holders of the Series A Preferred Stock (the "Registration Rights Agreement");

               (D) The Corporation shall fail or default in the timely performance of any obligation (i) to issue Conversion Shares or Warrant Shares as and when required by the Purchase Agreement (and the related exhibits thereto), (ii) to remove restrictive legends pursuant to Article IX of the Purchase Agreement, or (iii) constituting a registration default under Section 3(v)(ii) of the Registration Rights Agreement;

               (E) The Corporation amends its Certificate of Incorporation or Bylaws, without the consent of holders of Series A Preferred Stock, which amendment materially and adversely affects the rights of any holder of Series A Preferred Stock;

               (F) The termination of employment of Angelo Morini as Chief Executive Officer of the Corporation, whether by the Corporation, resignation, or otherwise (including a substantial change or diminution of his duties as such, but excluding death or disability);

               (G) Failure by the Corporation to comply with any of its obligations under Section 6.13 of the Purchase Agreement or failure to secure the approvals contemplated thereby by the deadline stated therein;

               (H) The Corporation's common stock ceased to be listed on the American Stock Exchange, unless such common stock is simultaneously being listed on the Nasdaq National Market or the Nasdaq SmallCap Market;

               (I) Any lender or any holder of indebtedness of the Corporation for borrowed money in excess of $250,000 shall declare an event of default pursuant to documents evidencing such indebtedness that enables or permits the holder of such indebtedness to require the payment of such indebtedness prior to its scheduled maturity; and

               (J) Failure by the Corporation to have sufficient shares of Common Stock authorized for issuance upon conversion of Series A Preferred Stock and exercise of the Warrants;

          then, in any such Redemption Event, upon written request to the Corporation by holders of a majority of the Series A Preferred Stock (the "Holders' Redemption Notice"), the Corporation shall redeem all outstanding shares of Series A Preferred Stock for cash at a redemption price per share equal to the greater of: (x) 100% of the Series A Preference Amount per share as of the Holders' Redemption Date (defined below); or (y) an amount equal to the product of (1) the number of shares of Common Stock then issuable to the holders upon conversion of the Series A Preferred Stock being redeemed and (2) the Market Price on the date of redemption (the greater of which shall be referred to as the "Redemption Price"); provided, however, in the event of a Redemption Event arising by virtue of a Sale
     Transaction under Section 8(a)(i)(C) above, each holder of Series A Preferred Stock shall be entitled to elect, solely at its option, to receive either the Redemption Price or the consideration it would be entitled to receive as part of the Sale Transaction had it converted all of its shares of Series A Preferred Stock into Common Stock immediately prior to consummation of the Sale Transaction (the "Sale Transaction Consideration"); provided further, however, that if the amount or type of Sale Transaction Consideration is not fully determinable at the time of the holder's election, such holder shall be entitled to receive the Redemption Price per share pursuant to this Section 8(a), plus the difference, if any and only if it is a positive amount, between the aggregate Redemption Price and the Sale Transaction Consideration, payable by the surviving entity in the Sale Transaction at the time such consideration, or any portion thereof, is finally determined or paid.

          (ii) Within five (5) days after its receipt of the Holders' Redemption Notice (the "Holders' Redemption Date"), the Corporation shall pay to each holder of shares of Series A Preferred Stock the Redemption Price for all such holder's shares of Series A Preferred Stock (the "Redemption Amount") in cash by wire transfer of immediately available funds in accordance with such holder's written wire transfer instructions. If the Corporation fails to do so, in addition to any remedy such holder may have under this FOURTH Article, the Purchase

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Agreement and the Registration  Rights Agreement,  such unpaid amount shall bear interest at the rate of 3.0% per month (prorated for partial months) until paid in full. Until the Redemption Amount is paid in full to such holder, the redemption provided for in this Section 8(a) will not be effective with respect to those shares of Series A Preferred Stock for which the Redemption Price has not been paid in full.

          (iii) As a condition to payment of the Redemption Amount to any holder of shares of Series A Preferred Stock, on or before the Holders' Redemption Date that holder must surrender to the Corporation (through the escrow agent approved by the Corporation and the holders) at its principal offices any certificates representing such shares (or an affidavit of lost certificate in form and content reasonably satisfactory to the Corporation. Upon payment to the holder of the Redemption Amount, each such surrendered certificate shall be cancelled and retired.

     (b) REDEMPTION AT THE OPTION OF THE CORPORATION.

          (i) If a holder of Series A Preferred Stock provides written notice (each time a "Floor Price Elimination Notice") to the Corporation that the Conversion Price, as calculated herein without regard to Floor Price, for any:

               (A) thirty (30) Trading Days (whether or not consecutive) after the Original Issue Date is below the Floor Price, then the Corporation shall have the option to redeem, on the terms described below, up to one-third (1/3rd) of the shares of Series A Preferred Stock originally purchased under the Purchase Agreement;

               (B) any sixty (60) Trading Days (whether consecutive or not) after the Original Issue Date is below the Floor Price, then the Corporation shall have the option to redeem, on the terms described below, up to two-thirds (2/3rds) of the total number of shares of Series A Preferred Stock originally purchased under the Purchase Agreement (less any shares previously converted or redeemed hereunder); or

               (C) for any ninety (90) Trading Days (whether consecutive or not) after the Original Issue Date is below the Floor Price, then the Corporation shall have the option to redeem, on the terms described below, all remaining shares of Series A Preferred Stock held.

          (ii) If the Corporation opts to redeem shares of Series A Preferred Stock pursuant to this Section 8(b), it must provide written notice of such to the holders of Series A Preferred Stock (the "Corporation's Redemption Notice") within four (4) Trading Days of its receipt of a Floor Price Elimination Notice. The Corporation's Redemption Notice must specify (A) the date for redemption (the "Corporation's Redemption Date"), which must be no sooner than four (4) Trading Days and not more than six (6) Trading Days of the Corporation's Redemption Notice, and (B) the number of shares of Series A Preferred Stock to be redeemed from the holder to whom the Corporation's Redemption Notice is delivered. Each holder of shares of Series A Preferred Stock shall be entitled to convert its shares of Series A Preferred

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

Stock into Common Stock prior to the Corporation's Redemption Date. Failure to timely deliver the Corporation's Redemption Notice shall result in termination of the Corporation's redemption option with respect to those shares.

          (iii) Within three (3) Trading Days after the Corporation's Redemption Date, the Corporation shall pay to each holder of shares of Series A Preferred Stock its entire Redemption Amount in cash by wire transfer of immediately available funds in accordance with such holder's written wire transfer instructions. If it fails to do so, (A) the option redemption provided for in this Section 8(b) will terminate and shall not be effective with respect to those shares of Series A Preferred Stock for which the Redemption Price has not been paid in full, and (B) that holder may continue to convert its unredeemed shares of Series A Preferred Stock as provided in Section 6.

          (iv) As a condition to payment of the Redemption Amount to any holder of shares of Series A Preferred Stock, on or before the Corporation's Redemption Date, that holder must surrender to the Corporation (through the escrow agent approved by the Corporation and the holders) at its principal offices any certificates representing such shares (or an affidavit of lost certificate in form and content reasonably satisfactory to the Corporation. Upon payment to the holder of the Redemption Price, each such surrendered certificate shall be cancelled and retired.

     B. COMMON STOCK

     1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

     2. VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

     3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

     4. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     FIFTH. The corporation is to have perpetual existence.

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

     SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

          B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

     SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH.The corporation eliminates the personal liability of each member of its board of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

     NINTH. The corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation."

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

     IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this 14 day of December, 2002.

                                        GALAXY NUTRITIONAL FOODS, INC.

                                        By: /s/ Angelo S. Morini
                                            --------------------------
                                            Angelo S. Morini
                                            President

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

                                    Exhibit A
                                    ---------

                NOTICE OF CONVERSION OF SERIES A PREFERRED STOCK


     The undersigned hereby elects to convert _____________ shares of Series A Preferred Stock of Galaxy Nutritional Foods, Inc. (the "Company") held by the undersigned pursuant to the following terms and instructions:

Date of Conversion:____________________________________________________

Applicable Conversion Price:___________________________________________

Applicable Conversion Rate:____________________________________________

Calculation of the Conversion Rate:____________________________________

                                    ___________________________________



Number of Shares of Common Stock to be Issued:_________________________

Name in which Shares are to be Issued:_________________________________

Holder:________________________________________________________________

Signature:_____________________________________________________________

Title, if applicable:__________________________________________________

Address for delivery of shares or DTC account number for deposit of shares:

_______________________________________________________________________

_______________________________________________________________________


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